UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2025

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2025, Digimarc Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Rishi Bajaj and Altai Capital Management, L.P. (collectively, the “Investors”). The Cooperation Agreement will remain in effect until the first day after the Company’s 2026 annual meeting of shareholders (the “Termination Date”) unless it is earlier terminated in accordance with its terms.

Consistent with the Cooperation Agreement, on July 27, 2025, the Board of Directors of the Company (the “Board”) increased the size of the Board to eight (8) directors and appointed Rishi Bajaj to the Board to fill the resulting vacancy, effective upon the execution of the Cooperation Agreement, with an initial term expiring at the Company’s 2026 annual meeting of shareholders or his earlier death, resignation or removal.

Pursuant to the Cooperation Agreement, the Investors agreed to vote all of the shares of the Company’s common stock that they beneficially own and have the right to vote in accordance with the Board’s recommendations with respect to the election, removal or replacement of any director of the Company and on all other proposals or business that may be the subject of shareholder action at shareholder meetings held prior to the Termination Date, except (i) if Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommend against the Board’s recommendation for a proposal, the Investors may follow such alternative recommendation, subject to certain exceptions, and (ii) the Investors may vote in their sole discretion in respect of an Extraordinary Transaction (as defined in the Cooperation Agreement).

The Cooperation Agreement includes certain customary non-disparagement provisions, standstill restrictions and confidentiality obligations.

The foregoing description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.

There is no arrangement or understanding between Rishi Bajaj and any other persons pursuant to which Mr. Bajaj was appointed as a director of the Company, other than with respect to the matters referred to in Item 1.01. Furthermore, there are no family relationships between Mr. Bajaj and any other director or executive officer of the Company and there are no transactions between Mr. Bajaj and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Bajaj will participate in the Company’s standard non-employee director compensation arrangements, as described under the heading “Director Compensation” on page 11 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2025, and will also enter into a standard form of indemnification agreement with the Company.

Item 7.01.	Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release announcing the execution of the Cooperation Agreement and Mr. Bajaj’s appointment to the Board. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated July 28, 2025, by and among Digimarc Corporation and Rishi Bajaj and Altai Capital Management, L.P.

99.1	Press Release issued by the Company, dated July 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2025

By:	/s/ George Karamanos
George Karamanos
Executive Vice President, Chief Legal Officer and Secretary